Exhibit 5
File No.33411.2244
(804) 788-8402

                      August 4, 1997

The Board of Directors
Crestar Financial Corporation
919 E. Main Street
Richmond, Virginia  23219

               Crestar Financial Corporation
            Registration Statement on Form S-8

Gentlemen:

		We have acted as counsel to Crestar Financial Corporation, a Virginia corporation (the "Company"), in connection with the filing of a registration statement under the Securities Act of 1933, as amended, with respect to 100,000 shares of the Company's Common
Stock (the "Shares"), to be offered pursuant to the Crestar Financial Corporation Directors' Equity Plan (the "Plan").

		In rendering this opinion, we have relied upon, among other things, our examination of the Plan and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.  In connection with the filing of such
registration statement, we are of the opinion that:

		1.	The Company is duly incorporated, validly existing and in
good standing under the laws of the Commonwealth of Virginia; and

		2.	The Shares have been duly authorized and, when issued in
accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

		We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

						Very truly yours,
						/s/ Hunton & Williams
						Hunton & Williams